Eugene Wong Swee Seong – Chairman, President & Chief Executive Officer

EliteSoft Global Inc

Unit A-9-4, Northpoint Office Suite,

Mid Valley City, No. 1, Medan Syed Putra Utara

Kuala Lumpur, Malaysia 59200

April 5, 2017

Dear Board of Directors

RESIGNATION AS CHAIRMAN, DIRECTOR, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF ELITESOFT GLOBAL INC

With reference to the above, I wish to tender my resignation with immediate effect from the date of this letter. I have served the full two-year term from March 2015 to March 2017 as an elected Chairman, President and Chief Executive Officer with EliteSoft Global, Inc. I will also be resigning as Director of EliteSoft Global, Inc.

I would like to thank the Board of Directors for the opportunity given during the tenure of my service. I have gained tremendous knowledge and experience in the past two years with the company and proud to see the achievements thus far despite working with limited resources and funding.

I wish the company the best of luck in all future endeavors and continue to growth towards achieving greater heights in years to come.

Once again, thank you.

Yours Sincerely,

Eugene Wong Swee Seong

CC.      Mr. Cornelius Ee, Vice President of Information Technology & Director

Ms. Khoo Mae Ling, Chief Financial Officer, Secretary & Director

Ms Finny Chu, Assistant Secretary

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